Exhibit 99.1

Zynga Closes Acquisition of Chartboost, a Leading Mobile Advertising and Monetization Platform

●	Zynga Completes Acquisition of Chartboost effective as of August 4, 2021
●	Chartboost Brings to Zynga a Talented Team and Vast Global Audience
●	Consolidated Entity Combines Top-Tier Content and a Proven At-Scale Advertising and Monetization Platform

SAN FRANCISCO (BUSINESS WIRE) –  August 5, 2021– Zynga Inc. (Nasdaq: ZNGA), a global leader in interactive entertainment, and Chartboost, a leading mobile programmatic advertising and monetization platform, announced today that the companies have closed the transaction under which Zynga acquired 100% of Chartboost for a total purchase price of approximately $250 million in cash. The close of this acquisition is effective as of August 4, 2021.

Chartboost is a unified advertising platform that includes a Demand Side Platform (DSP) as well as Supply Side Platform (SSP) and mediation capabilities delivered through an SDK solution. By leveraging advanced machine learning and data science capabilities, Chartboost brings together premium inventory, global scale and audience-based targeting to optimize programmatic advertising and yields.

Together, Zynga and Chartboost possess all the elements of a complete, next generation platform for mobile advertising leadership: high-quality content, direct player relationships, massive reach and full-stack advertising technology that can be applied across Zynga’s game portfolio and Chartboost’s advertising partners.

Editor’s note:

Key art and broadcast assets available for use at the following link:

https://www.dropbox.com/sh/33v0g7eiebmvxap/AAA_ZksLPygmkeUoQg2oBMyua?dl=0

About Zynga

Zynga is a global leader in interactive entertainment with a mission to connect the world through games. With massive global reach in more than 175 countries and regions, Zynga has a diverse portfolio of popular game franchises that have been downloaded more than four billion times on mobile, including CSR RacingTM, Empires & PuzzlesTM, Hair ChallengeTM, Harry Potter: Puzzles

& SpellsTM, High Heels!TM, Merge Dragons!TM, Merge Magic!™, Queen BeeTM, Toon Blast™, Toy Blast™, Words With FriendsTM and Zynga PokerTM.  With Chartboost, a leading mobile advertising and monetization platform, Zynga is an industry-leading next-generation platform with the ability to optimize programmatic advertising and yields at scale. Founded in 2007, Zynga is headquartered in California with locations in North America, Europe and Asia. For more information, visit www.zynga.com or follow Zynga on Twitter, Instagram, Facebook or the Zynga blog.

About Chartboost

Chartboost is a leading mobile programmatic advertising and monetization platform, which empowers developers to earn high CPMs while connecting marketers to highly engaged audiences through immersive ad experiences.  Chartboost has over 100 employees and offices in San Francisco, Beijing, Barcelona and Amsterdam. Visit us at www.chartboost.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those statements relating to, among other things: the ability to achieve the intended benefits of the acquisition of Chartboost, Inc. (“Chartboost”), and our ability to effectively compete in the global advertising industry. Forward-looking statements often include words such as “projected,” “planned,” “intend,” “will,” “anticipate,” “believe,” “target,” “expect,” and statements in the future tense are generally forward-looking. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties, and assumptions, and our actual results could differ materially from those predicted or implied. Undue reliance should not be placed on such forward-looking statements, which are based on information available to us on the date hereof. We assume no obligation to update such statements. Factors that could cause actual results to differ include: our ability to effectively integrate Chartboost and achieve the expected benefits of the transaction; the impact of the acquisition on Zynga’s and Chartboost’s business and operating results and our ability to maintain relationships with business partners; risks of litigation and/or regulatory actions related to the merger; and our ability to effectively compete in the mobile advertising industry.  More information about these risks, uncertainties, and assumptions and additional factors that could cause actual results to differ are or will be described in greater detail in our public filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained by visiting our Investor Relations website at http://investor.zynga.com or the SEC’s web site at www.sec.gov.

Contacts

Investor Relations:

Rebecca Lau

Investors@zynga.com

Media Relations:

Sarah Ross

Sarah@zynga.com